SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       PUBLIC SERVICE COMPANY OF OKLAHOMA
             (Exact name of registrant as specified in its charter)

Oklahoma                                                              73-0410895
(State of incorporation                                         (I.R.S. Employer
or organization)                                          Identification Number)

1 Riverside Plaza, Columbus, Ohio                                          43215
(Address of principal executive offices)                              (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                        Name of each exchange
to be so registered:                                         on which each class
Senior Notes,                                               is to be registered:
Series B, due 2032                                       New York Stock Exchange


If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
333-100623


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

Item. 1. Description of Securities to be Registered.

     The description of securities under the heading "SUPPLEMENTAL DESCRIPTION OF THE SENIOR NOTES" in the Registrant's Prospectus relating to the Registrant's 6% Senior Notes, Series B, due 2032, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in said Registration Statement No. 333-100623.


Item 2. Exhibits.


     1. Registration Statement on Form S-3, filed by Registrant (Registration Statement No. 333-100623) (incorporated herein by reference).

     2. Indenture, dated as of November 1, 2000, between Registrant and The Bank of New York, as Trustee, as previously supplemented and as further supplemented by a Second Supplemental Indenture, dated as of November 26, 2002, relating to the 6% Senior Notes, Series B, due 2032, is incorporated by reference from Registrant's Form S-3 Registration Statement No. 333-100623 filed with the Securities and Exchange Commission and effective on November 20, 2002 (Registration Statement No. 333-100623, Exhibits 4(a) and 4(b)).

     Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             PUBLIC SERVICE COMPANY OF OKLAHOMA
Date:  November 26, 2002                                (Registrant)


                                             By:      /s/ Geoffrey S. Chatas
                                                -------------------------------
                                                      Geoffrey S. Chatas
                                                      Assistant Treasurer